                                                           EXHIBIT 4.2



                       RIVERWOOD INTERNATIONAL CORPORATION

                                  $250,000,000

                          10-5/8% Senior Notes due 2007

                               PURCHASE AGREEMENT

                                                                   July 23, 1997

CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE,
      FENNER & SMITH INCORPORATED
c/o CHASE SECURITIES INC.
270 Park Avenue, 4th floor
New York, New York  10017

Ladies and Gentlemen:

            Riverwood International Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the Initial Purchasers (as defined herein) $250,000,000 aggregate principal amount of its 10-5/8% Senior Notes due 2007 (the "Securities"). The Securities will be issued pursuant to an indenture to be dated as of July 28, 1997 (the "Indenture"), among the Company, as issuer, RIC Holding, Inc., a Delaware corporation ("RIC Holding") and Riverwood Holding, Inc., a Delaware corporation ("Holding"), as guarantors, and State Street Bank and Trust Company N.A., as trustee (the "Trustee"). The Company hereby confirms its agreement with Chase Securities Inc. ("CSI"), Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with CSI, the "Initial Purchasers") concerning the purchase of the Securities from the Company by the several Initial Purchasers.

            The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated July 10, 1997 (the "Preliminary Offering Memorandum"), and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company, RIC Holding and Holding (collectively, the "Riverwood Companies") and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

            Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior notes of the Company (the "Exchange Securities") which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

            Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

            1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

            (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").

            (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

            (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (d) Each of the Riverwood Companies, each of the Company's subsidiaries and Igaras Papeis e Embalagens S.A., a Brazilian corporation

      ("Igaras"), has been duly incorporated or organized and is validly existing in good standing (if applicable) under the laws of its jurisdiction of incorporation or organization, is duly qualified to do business and is in good standing (if applicable) as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in the Preliminary Offering Memorandum and Offering Memorandum, except where the failure to be so incorporated or organized, so qualify or have such power or authority would not reasonably be expected to have, singularly or in the aggregate, a material adverse effect on the financial position, results of operations or business of Holding and its direct and indirect subsidiaries, taken as a whole (a "Material Adverse Effect").

            (e) The consolidated capitalization of the Company as of March 29, 1997, as adjusted to give effect to the offering of the Securities (the "Offering"), is as set forth in the Offering Memorandum under the heading "Capitalization". All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable (if applicable). All of the outstanding shares of capital stock of each of the Riverwood Companies have been duly and validly authorized and issued and are fully paid and non-assessable. Approximately 50% of the outstanding capital stock of Igaras is owned by Riverwood Brazilian Investments, Inc., a subsidiary of the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, except as provided in the shareholders agreement, by-laws and other documents relating to the Company's interest in Igaras.

            (f) (i) Each of Holding and RIC Holding have the corporate power to execute and deliver the Indenture, and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of the Indenture by each of Holding and RIC Holding and the consummation by each of Holding and RIC Holding of the transactions contemplated thereby has been duly and validly taken and (ii) the Company has the corporate power to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement and the Securities (collectively, the "Transaction Documents"), and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents by the Company and the consummation of the transactions by the Company contemplated thereby has been duly and validly taken.

            (g) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally and by general equitable principles (whether considered in a proceeding in equity or at law), and except to the extent that rights to indemnity or contribution under this Agreement may be limited by applicable law.

            (h) The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally and by general equitable principles (whether considered in a proceeding in equity or at law), and except to the extent that rights to indemnity or contribution under the Registration Rights Agreement may be limited by applicable law.

            (i) The Indenture has been duly authorized by each of the Riverwood Companies and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company as issuer, and Holding and RIC Holding, as guarantors, enforceable against each in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

            (j) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally and by general equitable principles (whether considered in a proceeding in equity or at law).

            (k) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

            (l) The execution, delivery and performance of (A) the Indenture by the Riverwood Companies and (B) each of the other Transaction Documents by the Company, the issuance, sale and delivery of the Securities by the Company and the compliance by the Riverwood Companies, with respect to the Indenture, and the Company, with respect to the other Transaction Documents, with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will (i) not contravene any existing statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over any of the Riverwood Companies, the Company's subsidiaries or Igaras or any of their respective properties or assets (except as would not reasonably be expected to have a Material Adverse Effect), (ii) not violate the certificate of incorporation or by-laws (or similar organizational document) of any of the Riverwood Companies, the Company's subsidiaries or Igaras, and (iii) not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of any of the Riverwood Companies, the Company's subsidiaries or Igaras pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their respective properties or assets is subject (except as would not reasonably be expected to have a Material Adverse Effect). Except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, except for the consents, approvals, authorizations, orders, filings or registrations required to be obtained or made under the Securities Act and applicable state securities laws in connection with the Exchange Securities and as provided in the Registration Rights Agreement and except for such other consents, approvals, authorizations, orders, filings or registrations the failure of which to be obtained or made would not reasonably be expected to have or result in a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any court or arbitrator or governmental agency or body having jurisdiction over any of the Riverwood Companies, the Company's subsidiaries or Igaras under any existing statute or any judgment, order, decree, rule or regulation is required for the execution, delivery and performance of (A) the Indenture by the Riverwood Companies and (B) each of the other Transaction Documents by the Company, the issuance, sale and delivery of the Securities by the Company and the compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents.

            (m) To the knowledge of the Company, Deloitte & Touche LLP are independent public accountants with respect to the Riverwood Companies and the Company's subsidiaries, and Coopers & Lybrand, Biedermann, Bordasch are independent public accountants with respect to Igaras, as required by the Securities Act and the rules and regulations thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and present fairly in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated.

            (n) There are no legal or governmental proceedings pending to which any of the Riverwood Companies or any of the Company's subsidiaries is a party or of which any of the properties or assets of any of the Riverwood Companies or any of the Company's subsidiaries is the subject which, singularly or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (o) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any of the Riverwood Companies or any of the Company's subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Company, threatened against or affecting any of the Riverwood Companies or any of the Company's subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which would reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity of any of the Transaction Documents or any action taken or to be taken pursuant thereto.

            (p) None of the Riverwood Companies, the Company's subsidiaries or Igaras (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets are subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject, except any violation or default under clauses (i), (ii) or (iii) that would not reasonably be expected to have a Material Adverse Effect.

            (q) Each of the Riverwood Companies and the Company's subsidiaries possesses all material licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary for the ownership of its properties or the conduct of its businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect, and none of the Riverwood Companies or the Company's subsidiaries have received notification of any revocation or modification of any such license, certificate, authorization or permit or have any reason to believe that any such license, certificate, authorization or permit will not be renewed.

            (r) All material tax returns required to be filed on or prior to the Closing Date by each of the Riverwood Companies and each of the Company's subsidiaries in any jurisdiction have (or by the Closing Date will have) been filed or the time for filing such returns has (or by the Closing Date will have) been validly extended to a date after the Closing Date, other than those filings being contested in good faith, and all material taxes, penalties and interest, assessments, fees and other charges due or claimed to be due on or prior to the Closing Date from such entities have (or by the Closing Date will have) been paid, other than (i) as described in the Preliminary Offering Memorandum and the Offering Memorandum, with respect to any additional tax liability to the State of Louisiana resulting from the Company's election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to transactions in March, 1996,
      (ii) those being contested in good faith and for which adequate reserves have been provided or (iii) those currently payable without penalty or interest. All material taxes required to be withheld by the Riverwood Companies or the Company's subsidiaries prior to or on the Closing Date in connection with payments to any employee, independent contractor or creditor have (or by the Closing Date will have) been timely and duly paid to the appropriate governmental authorities or properly set aside in accounts for such purposes.

            (s) None of the Riverwood Companies is (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (t) Holding and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that in all material respects (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (u) The Company and its subsidiaries have and will maintain insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks, in each case as in accordance with customary industry practice, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect.

            (v) Except as disclosed in the Offering Memorandum, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess any such intellectual property would not reasonably be expected to have a Material Adverse Effect;

            (w) The Company and each of its subsidiaries have good title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to their respective businesses, free and clear of all liens, encumbrances, claims and title defects (collectively, "Liens") that would reasonably be expected to have a Material Adverse Effect, other than Liens granted to lenders under the Credit Agreements, and except as do not materially interfere with the use of such properties.

            (x) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is contemplated, except as would not reasonably be expected to have a Material Adverse Effect.

            (y) Except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, there is no claim pending or, to the knowledge of the Company, threatened under any Environmental Law (as defined below) against the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect, and except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, there are no past or present actions or conditions which are reasonably likely to form the basis of any such claim under existing law against the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect. The term "Environmental Law" means any federal, local or foreign law, regulation, ordinance, order, judgment, decree, permit or rule (including rule of common law) now in effect governing pollution or protection of the environment.

            (z) On and immediately after the Closing Date, each of the Riverwood Companies (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph (z), the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of each of the Riverwood Companies is not less than the total amount required to pay the probable liabilities of such company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) each of the Riverwood Companies is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum and the other transactions described in the Preliminary Offering Memorandum and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) none of the Riverwood Companies is engaged in any business or transaction, or is about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. In making this representation, the Company has relied upon its analysis of internal cash flow projections (which, among other things, assume that the Company will in the future realize certain selling price and volume increases and favorable changes in product mix) and estimated values of assets and liabilities of the Company.

            (aa) Except as described in the Offering Memorandum, to the knowledge of the Company, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company.

            (bb) None of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security", as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

            (cc) Other than this Agreement or as disclosed in the Offering Memorandum, none of the Riverwood Companies is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against any of the Riverwood Companies or the Initial Purchasers for a material brokerage commission, finder's fee or like payment in connection with the Offering.

            (dd) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

            (ee) The Riverwood Companies, their affiliates or any person acting on their behalf have not engaged and will not engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

            (ff) None of the Riverwood Companies or their affiliates have, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

            (gg) The Riverwood Companies, their affiliates or any other person acting on their behalf have not engaged, in connection with the Offering, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

            (hh) Other than the Existing Notes (as defined in the Indenture), there are no securities of any of the Riverwood Companies registered under the Exchange Act, or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

            (ii) The Riverwood Companies have not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the Offering.

            (jj) Since March 29, 1997, except as otherwise stated in the Preliminary Offering Memorandum and the Offering Memorandum, (i) there has been no material adverse change or any development involving a material adverse change in the financial position, results of operations or business of Holding and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) none of the Riverwood Companies have entered into any material transaction other than in the ordinary course of business (except as would not reasonably be expected to have a Material Adverse Effect) and (iii) there has not been any dividend or distribution of any kind declared, paid or made by the Company, other than those made pursuant to the provisions of the indentures governing the Existing Notes and pursuant to the Credit Agreements, on any class of its capital stock.

            2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 97.25% of the principal amount thereof plus any additional amount of Securities that such Initial Purchaser may be obligated to purchase pursuant to the provisions of
Section 7 hereof. The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

            (b) The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities (a) by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D"), (b) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (c) in any jurisdiction other than jurisdictions in which such Initial Purchaser is qualified to do so and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of its initial offering, only to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A. Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (e), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

            (c) The Company acknowledges and agrees that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

            3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on July 28, 1997, or at such other time or date, not later than seven full business days thereafter (unless postponed in accordance with Section 7 hereof), as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "Closing Date").

            (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to CSI on behalf of the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in the name of Cede & Co., a nominee of The Depository Trust Company ("DTC"), and deposited on behalf of the Initial Purchasers with the Trustee, as custodian for DTC, for credit to the respective participant accounts of the Initial Purchasers unless otherwise directed by CSI on behalf of the Initial Purchasers not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by CSI on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

            4. Further Agreements of the Company. The Company agrees with each of the several Initial Purchasers:

            (a) to advise CSI on behalf of the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise CSI on behalf of the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to use reasonable best efforts to obtain the lifting thereof at the earliest possible time;

            (b) to furnish to CSI on behalf of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

            (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to CSI on behalf of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which CSI on behalf of the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review;

            (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

            (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless Holding or the Company (x) is then subject to and in compliance with
      Section 13 or 15(d) of the Exchange Act or (y) is otherwise filing reports under Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

            (f) for so long as the Securities are outstanding or for a period of no more than three years, whichever is shorter, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by any of the Riverwood Companies with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

            (g) prior to the completion of the resale of the Securities by the Initial Purchasers, to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such United States jurisdictions as CSI on behalf of the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for such resale of the Securities; provided that the Riverwood Companies and the Company's subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

            (h) to assist CSI on behalf of the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through DTC;

            (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

            (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause their affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the Offering as contemplated by this Agreement and the Offering Memorandum;

            (k) for a period of 120 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by any of the Riverwood Companies or any of the Company's subsidiaries (other than promissory notes or other debt securities issued or guaranteed in de minimis amounts in the ordinary course of business, the Securities or the Exchange Securities) without the prior written consent of CSI on behalf of the Initial Purchasers, which consent shall not be unreasonably withheld;

            (l) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of CSI on behalf of the Initial Purchasers which consent shall not be unreasonably withheld, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or its affiliates and resold in a transaction registered under the Securities Act;

            (m) in connection with the Offering, until CSI on behalf of the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities by the Initial Purchasers, not to, and to cause its affiliated purchasers (as defined in Rule 100 of Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

            (n) in connection with the Offering, to make the officers, employees, independent accountants and legal counsel of the Riverwood Companies and the Company's subsidiaries reasonably available upon request by CSI on behalf of the Initial Purchasers;

            (o) to furnish, or cause to be furnished, to CSI on behalf of the Initial Purchasers on the date hereof or as soon thereafter as practicable, but in any case not later than the Closing Date, two copies of each of the independent accountants' reports included in the Offering Memorandum signed by the accountants rendering such reports;

            (p) to not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

            (q) to use reasonable best efforts to satisfy all conditions precedent to the delivery of the Securities;

            (r) to use its reasonable best efforts not to take any action prior to the Closing Date which, in the Company's reasonable judgment, would require the Offering Memorandum to be amended or supplemented pursuant to
      Section 4(d);

            (s) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Riverwood Companies or the Company's subsidiaries, their condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Riverwood Companies or the Company's subsidiaries and of which CSI on behalf of the Initial Purchasers is notified), without the prior written consent of CSI on behalf of the Initial Purchasers, unless in the judgment of the Company and its counsel, and after notification to CSI on behalf of the Initial Purchasers, such press release or communication is required by law; and

            (t) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds".

            5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company and its officers made in any certificates delivered pursuant hereto, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

            (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which CSI on behalf of the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (b) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to CSI on behalf of the Initial Purchasers, and the Company shall have furnished to CSI on behalf of the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

            (d) Debevoise & Plimpton, special counsel to the Company, and Bill Chastain, counsel to the Company, shall have furnished to the Initial Purchasers their written opinions addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

            (e) The Initial Purchasers shall have received from Cravath, Swaine & Moore ("CS&M"), counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

            (f) The Company shall have furnished to the Initial Purchasers a letter (the "Initial Letter") from each of (a) Deloitte & Touche LLP, (b) Coopers and Lybrand L.L.P. and (c) Coopers & Lybrand, Biedermann, Bordasch, addressed to the Initial Purchasers and dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers.

            (g) The Company shall have furnished to the Initial Purchasers a letter (the "Bring-Down Letter") from Deloitte & Touche LLP addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Riverwood Companies and the Company's subsidiaries, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

            (h) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and its treasurer stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum and
      (C) to the best of his knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement that are qualified as to materiality or knowledge are true and correct and those not so qualified are true and correct in all material respects, the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change or any development which in his reasonable judgment would involve a material adverse change in the financial position, results of operation or business of the Company and its subsidiaries taken as a whole, except as set forth in the Offering Memorandum.

            (i) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company.

            (j) The Indenture shall have been duly executed and delivered by the Company, RIC Holding, Holding and the Trustee and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

            (k) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

            (l) If any event shall have occurred that requires the Company under
      Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to CSI on behalf of the Initial Purchasers reasonably in advance of the Closing Date.

            (m) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the reasonable judgment of CSI on behalf of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

            (n) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), except as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any material adverse change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development involving a material adverse change, in or affecting the financial position, results of operations or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of the Initial Purchasers, after oral notice to and consultation with (but not subject to the agreement or approval of) the Company, so material and adverse as to make it impracticable to proceed with the resale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

            (o) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which in the reasonable judgment of the Initial Purchasers, after oral notice to and consultation with (but not subject to agreement of or approval by) the Company would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which in the reasonable judgment of the Initial Purchasers, after oral notice to and consultation with (but not subject to agreement of or approval by) the Company would prevent the issuance or sale of the Securities.

            (p) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's other debt securities.

            (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange, in the over-the-counter market or in the PORTAL Market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the case of any event specified in this clause (q), in the reasonable judgment of the Initial Purchasers, after oral notice to and consultation with (but not subject to the agreement or approval by) the Company, impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

            6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, after oral notice to and consultation with (but not subject to the agreement or approval by) the Company, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(m), (n), (o), (p) or (q) shall have occurred and be continuing.

            7. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchaser or Initial Purchasers shall use reasonable efforts to make arrangements for the purchase of the Securities that such defaulting Initial Purchaser agreed but failed to purchase, on the terms contained herein by other persons satisfactory to the Company and the non-defaulting Initial Purchaser or Initial Purchasers. If no such arrangements are made within 36 hours after such default, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to the non-defaulting Initial Purchaser or Initial Purchasers to purchase such Securities on such terms. If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchaser or Initial Purchasers and the Company as provided herein, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then, subject to the terms and conditions hereof, the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities which such defaulting Initial Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchaser or Initial Purchasers and the Company as provided above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all Securities, or if the Company shall not exercise the right described above to require non-defaulting Initial Purchaser or Initial Purchasers to purchase Securities of a defaulting Initial Purchaser or Initial Purchasers, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser or Initial Purchasers or the Company, except that the Company and the Initial Purchasers shall remain responsible (except, in the case of the Company, to a defaulting Initial Purchaser) for the expenses to be paid or reimbursed by them pursuant to Sections 8 and 12 and except that the respective obligations of the Company and the Initial Purchasers pursuant to Sections 9 and 10 shall remain in effect. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto who, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

            (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

            8. Reimbursement of Initial Purchasers' Expenses. If this Agreement shall have been terminated pursuant to Section 7 or if for any reason permitted under this Agreement the purchase of the Securities by the Initial Purchasers is not consummated, the Company and the Initial Purchasers shall remain responsible (except, in the case of the Company, to a defaulting Initial Purchaser) for the expenses to be paid or reimbursed by them pursuant to Section 12 and the respective obligations of the Company and the Initial Purchasers pursuant to Sections 9 and 10 shall remain in effect. In addition, if the purchase of the Securities by the Initial Purchasers is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein, fulfill any condition herein or comply with any provision hereof other than by reason of a default by the Initial Purchasers, the Company will reimburse the Initial Purchasers promptly for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of CS&M) that shall have been incurred by them in connection with this Agreement and the proposed purchase and sale of the Securities.

            9. Indemnification. (a) The Company shall indemnify and hold harmless each Initial Purchaser and their respective officers, directors and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), to the fullest extent lawful, against any loss, claim, damage or liability, joint or several, or any action in respect thereof to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Offering Memorandum, the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement or alleged untrue statement in or omission or alleged omission made in the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser from whom the person asserting any such loss, claim, damage, liability or action purchased the Securities concerned if both

(A) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with Section 4(b); provided, further, that with respect to any such untrue statement or alleged untrue statement in or omission or alleged omission made in the Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser from whom the person asserting any such loss, claim, damage, liability or action purchased the Securities concerned if both (A) a copy of any supplement or amendment to the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement or alleged untrue statement in or omission or alleged omission from the Offering Memorandum was corrected in such amendment of or supplement to the Offering Memorandum, unless, in either case, such failure to deliver such amendment or supplement was a result of non-compliance by the Company with
Section 4(b).

            (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company and its officers, directors, employees, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Company), to the same extent as the foregoing indemnity from the Company to each Initial Purchaser against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party and the payment of fees, expenses and other charges by the indemnifying party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after giving notice of the election to the indemnified party to assume the defense of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. The indemnifying party shall not be liable for amounts paid or payable in the settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent, the indemnifying party agrees to indemnify and hold harmless any indemnified party as provided in and subject to the terms of Sections 9(a) and 9(b).

            The obligations of the Company and the Initial Purchasers in this
Section 9 and in Section 10 are in addition to any other liability that the Company or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

            10. Contribution. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under
Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to the Offering shall be deemed to be in the same proportion as the total net proceeds from the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company bear to the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and resold in the initial distribution were resold in the initial distribution, exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint. In no event shall any person have liability to any other person pursuant to this Section 10 in respect of any loss, claim, damage, expense or liability, or action in respect thereof, for which indemnification pursuant to Sections 9(a) or (b) hereof would not have been available in accordance with the terms thereof.

            11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company and their respective successors, and the controlling persons and officers, directors and employees referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of the Securities from any Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

            12. Expenses. The Company agrees with the Initial Purchasers to pay
(a) the costs incident to the authorization, issuance, guarantee, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, (e) the fees and expenses of the Company's counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing Blue Sky Memoranda (including reasonable related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities; (h) the reasonable fees and expenses of the Trustee (including reasonable related fees and expenses of any counsel to the Trustee);
(i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided, however, that except as provided in this Section 12 and Section 8, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel, any taxes on the Securities which they may sell and the expenses of advertising and offering of the Securities made by the Initial Purchasers.

            13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

            14. Notices, etc.. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Initial Purchasers, shall be delivered, sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Gerard J. Murray (telecopy no.: (212) 270-0994); and

            (b) if to the Company, shall be delivered, sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention: Bill Chastain, Esq., with a copy to Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, Attention: David A. Brittenham, Esq.;

provided that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by CSI.

            15. Definition of Certain Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act and
(c) the term "subsidiary" of any person means any corporation, association, partnership or other business entity, of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) generally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is owned or controlled, directly or indirectly, by (i) such person or (ii) one or more subsidiaries of such person, except Igaras shall not be considered a subsidiary of the Company.

            16. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers;
(ii) the legend on the inside front cover page concerning over-allotment and trading activities by the Initial Purchasers; and (iii) the statements concerning the Initial Purchasers contained in the third, fourth, sixth and seventh paragraphs under the heading "Plan of Distribution".

            17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

            19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Initial Purchasers in accordance with its terms.

                                    Very truly yours,

                                    RIVERWOOD INTERNATIONAL CORPORATION


                                    By
                                       ----------------------------
                                       Name:
                                       Title:

Accepted by:

CHASE SECURITIES INC., on behalf of the Initial Purchasers:

Chase Securities Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated


By
   ----------------------------
       Authorized Signatory

Address for notices pursuant to Section 9(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department

                                                                      SCHEDULE 1

                                                            Principal
                                                            Amount
      Initial Purchasers                                    of Securities
      ------------------                                    -------------
      Chase Securities Inc.                                 $150,000,000
      Credit Suisse First Boston                            $ 50,000,000
      Merrill Lynch, Pierce, Fenner & Smith Incorporated    $ 50,000,000
                                                            ------------
            Total                                           $250,000,000

                                                                         ANNEX A

              [Form of Exchange and Registration Rights Agreement]

                                                                         ANNEX B

                  Form of Opinion of Counsel for the Company

                                                                         ANNEX C

                        [Form of Initial Comfort Letter]

            The Company shall have furnished to the Initial Purchasers a letter from each of (a) Deloitte & Touche LLP and (b) Coopers & Lybrand, Biedermann, Bordasch, addressed to the Initial Purchasers and dated the date of the Purchase Agreement, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth below:

            (i) in the case of Deloitte & Touche LLP, they are independent certified public accountants with respect to the Riverwood Companies and the Company's subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings;

            (ii) in the case of Coopers & Lybrand, Biedermann, Bordasch, they are independent certified public accountants with respect to Igaras within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings;

            (iii) in the case of Coopers & Lybrand L.L.P. they were independent certified public accounts with respect to the Riverwood Companies and the Company's subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings for audit years 1994 and 1995;

            (iv) in their opinion, the audited financial statements and pro forma financial information included in the Offering Memorandum and reported on by them comply in form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations of the Commission thereunder that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted);

            (vi) based upon a reading of the latest unaudited financial statements made available by the Riverwood Companies or Igaras, as the case may be, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of the Riverwood Companies or Igaras, as the case may be, who have responsibility for financial and accounting matters and certain other limited procedures requested by the Initial Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that (A) any unaudited financial statements included in the Offering Memorandum do not comply as to form in all material respects with applicable accounting requirements, (B) any material modifications should be made to the unaudited financial statements included in the Offering Memorandum for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum or (C) the information included under the headings "Summary Historical Consolidated Financial Data", "Capitalization", "Selected Historical Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management--Compensation Summary" is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

            (v) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Riverwood Companies or Igaras, as the case may be, who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, in the case of the Riverwood Companies, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the March 29, 1997, unaudited balance sheet included in the Offering Memorandum or, in the case of Igaras, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the December 31, 1996, audited balance sheet included in the Offering Memorandum or (B) for the period from March 29, 1997, or December 31, 1996, as the case may be, to a specified date not more than three business days prior to the date of such letter, there were [any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, EBITDA or net income](1), except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Riverwood Companies or Igaras, as the case may be, as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers;

            (vii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Riverwood Companies or Igaras, as the case may be) set forth in the Offering Memorandum agrees with the accounting records of the Riverwood Companies or Igaras, as the case may be, excluding any questions of legal interpretation; and

----------

                                       2